Exhibit 10.4

                      BANDO McGLOCKLIN CAPITAL CORPORATION

                             1997 STOCK OPTION PLAN

             1. Purpose. The purpose of the Bando McGlocklin Capital Corporation 1997 Stock Option Plan (the "Plan") is to induce key employees to remain in the employ of Bando McGlocklin Capital Corporation (the "Company") or of any subsidiary of the Company as hereinafter defined, and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success. It is intended that only nonqualified stock options may be issued pursuant to the Plan.

             2. Effective Date of the Plan. The effective date of the Plan is the date of its adoption by the Board, February 3, 1997, subject to the approval and ratification of the Plan by the shareholders of the Company, and any and all grants made under the Plan prior to such approval shall be subject to such approval.

             3.   Stock Subject to Plan.

             (a) Plan Limit. Subject to adjustment in accordance with the provisions of Section 7, shares of the Company's common stock, 6-2/3 cents par value per share, not to exceed 200,000 shares, may be issued pursuant to the Plan. Such shares may be authorized and unissued or treasury shares. If any options expire, are canceled, or terminate for any reason without having been exercised in full, the shares subject to the unexercised portion thereof shall again be available for the purposes of the Plan.

             (b) Employee Limit. No Employee shall receive in any single fiscal year of the Company options for more than 160,000 shares of stock, subject to adjustment in accordance with the provisions of Section 7. Determinations under this Section shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and any regulations promulgated thereunder.

             4. Administration. The Plan shall be administered by the Board and/or the Compensation Committee of the Board (the "Committee") consisting of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, and an "outside director" within the meaning of Section 162(m) of the Code and any regulations promulgated thereunder. If at any time the Committee shall not be in existence or not consist of directors who are qualified as "non-employee directors" and "outside directors" as defined above, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to options to participants other than participants who are subject to the provisions of Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Board and/or Committee, all references to the Committee herein shall include such other committee or one or more officers.

             Subject to the express provisions of the Plan, the Committee and the Board each shall have authority to establish such rules and regulations as they deem necessary or advisable for the proper administration of the Plan, and, in their discretion, to determine those key employees to whom and the price at which options will be granted, the time or times at which options will be granted, the exercise periods, limitations on exercise, the number of shares to be subject to each option and any other terms, limitations, conditions and restrictions on options as the Committee or the Board, in its discretion, deems appropriate. In making such determinations, the Committee and the Board may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company or its subsidiaries as defined in Section 424(f) of the Code ("Subsidiary" or "Subsidiaries"), and such other factors as the Committee or the Board in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee and the Board each shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), to waive any conditions or restrictions with respect to any option and to make all other determinations necessary or advisable for the administration of the Plan. The Committee and Board determinations on the matters referred to in this
   Section 4 shall be conclusive.

             5. Eligibility. Options may be granted to any key employee ("Employee") of the Company and of any of its present and future Subsidiaries including any such Employee who is also an officer or director of the Company or any of its Subsidiaries.

             6.   Grants of Options.

             (a) Grant. Subject to the provisions of the Plan, the Committee and the Board each may grant stock options to Employees in such amounts as they shall determine. The Committee and the Board each shall have full discretion to determine the terms and conditions (including vesting) of all options. More than one option may be granted to the same Employee.

             (b) Option Price. The per share option price, as determined by the Committee or Board, shall be an amount not less than 100% of the fair market value of the stock on the trading date immediately prior to the date such option is granted, as such fair market value is determined by such methods or procedures as shall be established from time to time by the Committee or Board ("Fair Market Value").

             (c) Option Period. The term of each option shall be as determined by the Committee or Board.

             (d) Exercise of Option. The Committee or Board shall prescribe the manner in which an Employee may exercise an option which is not inconsistent with the provisions of this Plan. An option may be exercised, subject to limitations on its exercise and the provisions of subparagraph (g), from time to time, only by (i) providing written notice of intent to exercise the option with respect to a specified number of shares, and (ii) payment in full to the Company of the option price at the time of exercise. Payment of the option price may be made (i) by delivery of cash and/or securities of the Company having a then Fair Market Value equal to the option price, or (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option price.

             (e) Transferability of Option. The options are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Employee only by the Employee, except that an Employee may, to the extent allowed by the Committee or Board and in a manner specified by the Committee or Board,
   (a) designate in writing a beneficiary to exercise the option after the Employee's death, and (b) transfer any option.

             (f) Termination of Employment. In the event an Employee leaves the employ of the Company and/or its Subsidiaries whether voluntarily or by reason of dismissal, disability or retirement, all rights to exercise an option shall terminate immediately unless otherwise determined by the Committee or Board or provided in the option agreement granted to such Employee.

             7. Capital Adjustment Provisions. In the event of any change in the shares of common stock of the Company by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), stock split, reorganization, merger, consolidation, spin-off, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under this Plan, the number and class of shares subject to each outstanding option, and the exercise price for shares subject to each outstanding option, shall be appropriately adjusted by the Committee or Board, whose determination shall be conclusive. No such adjustment shall change the aggregate option price for the shares covered by any option agreement or require the Company to sell any fractional shares, and the adjustment with respect to each option agreement shall be limited accordingly.

             8. Termination and Amendment of Plan. The Plan shall terminate on February 3, 2007, unless sooner terminated as hereinafter provided. The Board may at any time terminate the Plan, or amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board to be necessary or advisable to assure the Company's deduction under Section 162(m) of the Code for all options granted under the Plan and to assure conformity with any requirements of other state or federal laws or regulations; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to enable the Company to comply with the provisions of Section 162(m) of the Code), or (ii) the listing requirements of any principal securities exchange or market on which the shares are then traded (in order to maintain the listing or quotation of the shares thereon). No termination or amendment of the Plan may, without the consent of the Employee, adversely affect the rights of such Employee under any option previously granted. Termination of the Plan shall not affect the rights of Employees under options granted before termination and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

             9. Rights of Employees. Nothing in this Plan or in any options shall interfere with or limit in any way the right of the Company and any of its Subsidiaries to terminate any Employee's employment at any time, nor confer upon any Employee any right to continue in the employ of the Company or any of its subsidiaries.

             10. Rights as a Shareholder. An Employee shall have no rights as a shareholder with respect to shares covered by any option until the date of issuance of the stock certificate to such Employee and only after such shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

             11. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to an Employee such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes in connection with any option. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

             An Employee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of stock otherwise issuable to the Employee. The election shall be made in writing and shall be made according to such rules and in such form as the Committee or Board may determine.

             12. Miscellaneous. The grant of any option under the Plan may also be subject to other provisions as the Committee or Board determines appropriate, including, without limitation, provisions for (a) one or more means to enable Employees to defer recognition of taxable income relating to options, which means may provide for a return to an Employee on amounts deferred as determined by the Committee or Board; (b) the purchase of stock under options in installments; and (c) compliance with federal or state securities laws and stock exchange or market requirements.

             13. Agreements. Options granted pursuant to the Plan shall be evidenced by written agreements in such form as the Committee or Board shall from time to time adopt.

             14. Powers of Company Not Affected. The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

             15. Requirements of Law. The granting of options and the issuance of shares of stock upon the exercise of an option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required.

             16. Governing Law. The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.